Exhibit 10.9

PURCHASE ORDER FINANCING AGREEMENT

dated as of November 3, 2016

by and between

FULL SPECTRUM INC.

as the Debtor

and

_______________________________

as the Lender

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PURCHASE ORDER FINANCING AGREEMENT

This PURCHASE ORDER FINANCING AGREEMENT dated as of November 3, 2016, is entered into by and between Full Spectrum Inc., a Delaware corporation (the “Debtor”) and _______________________ (the “Secured Party”).

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Buyer” means ______________________.

“Loan” means the sum of $250,000.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is m control of, is controlled by, or is under common control with, such Person.

“Agreement” means this Purchase Order Financing Agreement, as amended supplemented or otherwise modified from time to time.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to be closed.

“Contractual Obligation” means, as to any Person, any provision of any security document issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default” means any of the events specified in Section 5.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Due Date” means the earlier of (i) three Business Days following full payment by Buyer (and receipt of funds by Debtor) for goods and services which are the subject of an Purchase Order, and (ii) date of acceleration pursuant to Article 7 ‘Event of Default’.

“Purchase Order” means the purchase order issued by a Buyer dated May 2, 2016 #6153273.

“Event of Default” as defined in Section 5.1.

“Excepted Issuances” means “Excepted Issuances” means (a) the issuance of securities upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof, (b) the issuance of shares or securities exercisable for shares to employees, directors and other service providers, (c) the issuance of securities upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph, (d) the issuance of shares (or warrants to issue shares) to a Strategic Partner (as hereinafter defined), (e) the issuance of securities as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, or (f) the issuance of securities upon the settlement of any litigation to which the Company is a party so long as the number of shares of common stock issued in respect thereof do not exceed on the aggregate, at any point in time, 10% of the then issued and outstanding common stock of the Company. The term “Strategic Partner” means a third party unaffiliated with the Company as of the date hereof, which party enters into a commercial agreement with the Company.

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“Fixed Rate” means an amount equal to 10% of the Loan (ie $25,000).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” of any Person at any date (without duplication) means and includes:

(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

(c) all reimbursement and other obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person,

(e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Lien” any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement,). A precautionary filing of a financing statement by a lessor of property covering only such property shall not constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Debtor, or (b) the validity or enforceability of (i) this Agreement or the Note or (ii) the rights or remedies of the Lender hereunder or thereunder.

“Note” is defined in Section 2.2.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

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The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2.

AMOUNT AND TERMS OF COMMITMENTS; CONVERSION

Section 2.1 Purchase Order Advances. Subject to the terms and conditions hereof, Lender agrees to advance to the Company the Loan in immediately available funds.

Section 2.2 Note. The Loan made by Lender shall be evidenced by a promissory note of the Debtor, in the form of Exhibit A (the “Note”).

Section 2.5 Interest Rate and Payment.

(a)       The Loan shall bear interest at the Fixed Rate.

(b)       The interest on the Loan shall be payable on the Due Date.

Section 2.6 Repayment of Loan.

The Loan may be repaid in whole or in part, at any time up to its Due Date. The Loan shall be paid in full to Lender no later than on its Due Date.

All payments made under the Purchase Order from time to time and received by Debtor shall be paid to Lender, without deduction, within three Business Days of receipt until payment in full of Loan, interest and all amounts owing to Lender hereunder.

Section 2.7 Procedure for Payments.

(a) All payments (including prepayments) made by the Debtor hereunder and under the Note, whether on account of principal, interest, fees, or otherwise, shall be made by wire to account of the Lender as may be specified in writing to the Debtor from time to time.

(b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension.

(c) Lender shall fund the Loan made by it by wiring the amount thereof to the account of Debtor as may be specified in writing to the Lender.

(d) All wires made under this Section 2.7 shall be without deduction or set off.

Section 2.8 Indemnity. The Debtor agrees to defend, protect, indemnify and hold harmless the Lender and each of its affiliates, officers, directors, employees, agents and attorneys (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, proceedings, judgments, suits, claims, costs, expenses and disbursements or any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee incurred in connection with any action or proceeding between any Indemnitee and any third party), imposed on, incurred by, or asserted against such in any manner relating to or arising out of making of the Loan (collectively, the “Indemnified Matters”); provided, however, that the Debtor shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting primarily from the willful misconduct or negligence of such Indemnitee. The indemnified parties under this Section 2.8 shall promptly notify the indemnifying party in writing of such claim after becoming aware thereof and permit the indemnifying party to control the defense or settlement thereof; provided that (a) the indemnified party, or its applicable affiliate, may participate in the defense of such claim at its own expense; and (b) any settlement of such claim does not admit liability or fault of the indemnified party, or any of its affiliates, and includes a full release of all indemnified parties from such claim and all liability therefor.

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Section 2.9. Conversion. Upon notice to the Company the Lender is entitled to convert any amount of the Loan and interest then outstanding to shares of common stock of the Company. The per share conversion price shall be calculated using a Company valuation of the lessor amount of (i) $45 million on a fully diluted basis; and (ii) the purchase price of any Company securities issued from the date of this Agreement and prior to repayment, excluding Excepted Issuances. Conversion shall be conditional on Lender executing Company’s standard securities purchase agreement which includes lock up undertakings in the event of a Company initial public offering.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make the Loan, the Debtor hereby represents and warrants to the Lender as follows:

Section 3.1      Organization and Authority; Subsidiaries. Debtor is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into and perform this Agreement, each Note and the other agreements contemplated hereby to which it is a party. Debtor is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions where failure to become licensed or to so qualify could not reasonably be expected to have a Material Adverse Effect. Debtor has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

Section 3.2      Authorization; Binding Effect. Debtor has taken all actions which are necessary to authorize the execution, delivery and performance of this Agreement and Note and the performance of its obligations hereunder. This Agreement has been duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as may be limited by bankruptcy and similar laws and general equitable principles. The Note will be duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its respective terms, except as may be limited by bankruptcy and similar laws and general equitable principles.

Section 3.3      No Bankruptcy or Insolvency. Debtor has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed by petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Debtor or of all or any substantial part of its properties.

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Section 3.4      No Litigation. There are no actions, suits or proceedings of any type pending or, to the knowledge of Debtor, threatened, against Debtor which if adversely determined could have a Material Adverse Effect.

Section 3.5      Investment Company. Debtor is not, and is not controlled by, an “Investment Company” within the meaning of the Investment Company Act.

Section 3.6      Governmental Consents and Notices. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Debtor is required in connection with the valid execution and delivery of this Agreement or the Note or the consummation of any other transaction contemplated hereby.

Section 3.7      Compliance with Applicable Laws. To the knowledge of Debtor, Debtor is in compliance in all material respects with all statutes, regulations, rules and orders of all governmental authorities which are applicable to Debtor, except for any such non-compliance with would reasonably be expected to result in a Material Adverse Effect.

Section 3.8      Intellectual Property Rights and Interests. Debtor has not received any written or oral notice or claim that Debtor is infringing the intellectual property rights of any other person or legal entity or that Debtor is in material breach or default of any license granting to Debtor rights in any intellectual property. To the knowledge of Debtor as of the date hereof, without having conducted any independent investigation or analysis of its intellectual property rights and the use thereof by third parties, no third party is infringing upon any intellectual property rights proprietary to Debtor.

Section 3.9      Absence of Defaults; No Conflicting Agreements.

(a)     Debtor is not in material default, and no event has occurred that with the passage of time would constitute a material default, under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its property is bound. The execution, delivery or carrying out of the terms of this Agreement and the Note will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien (other than liens in favor of Lender) upon any property of Debtor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement to which Debtor is a party or by which it or any of its property is bound.

(b)     Debtor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority, except for any such default which would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10    Title to Assets. Debtor has good and valid title to its owned properties and assets and good leasehold interests in its leased properties and assets, as necessary for Debtor to conduct its business in the ordinary course of business. The property and assets that Debtor owns are free and clear of all mortgages, deeds of trust, security interests, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent, (ii) liens that do not materially impair Debtor’s ownership or use of such property or assets, and (c) liens in favor of any lender of Debtor in connection with any debt financing transaction consented to by the Lender or existing as of the date of this Agreement.

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Section 3.11    Absence of Undisclosed Liabilities. There are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated material losses from any unfavorable commitments of Debtor.

Section 3.12    Solvency. Upon consummation of the transactions set forth herein and immediately after and giving effect to any Advance hereunder on a pro forma basis, (i) Debtor will own property having a fair value that is greater than Debtor’s stated liabilities and identified contingent liabilities, and (ii) Debtor will be able to pay its debts as they become absolute and mature.

Section 3.13    Taxes. Debtor has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provisions for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on its books) which would be material to Debtor, and no undischarged tax liens have been filed with respect thereto. The charges, accruals and reserves on the books of Debtor with respect all taxes are adequate for the payment of such taxes, and Debtor knows of no material unpaid assessment which is due and payable against Debtor except such thereof as are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

ARTICLE 4

AFFIRMATIVE COVENANTS

Section 4.1    Notices of Events. Debtor hereby agrees that, so long as the Note remains outstanding and unpaid or any other amount is owing to Lender hereunder Debtor shall promptly give notice to the Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of Debtor or (ii) litigation, investigation or proceeding which may exist at any time between Debtor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(c) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against Debtor or any affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(d) the occurrence of any event having a Material Adverse Effect or that, with the lapse of time, would be reasonably likely to have a Material Adverse Effect; and

(e) the occurrence of any cancellation or attempted cancellation of the Purchase Order.

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Each notice pursuant to this subsection shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.

ARTICLE 5.

EVENTS OF DEFAULT

Section 5.1    Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) The Debtor shall fail to pay any principal or interest payable hereunder when stated to be due in accordance with the terms thereof or hereof and such default shall continue for a period of five Business Days; or

(b) Any material representation or warranty by Debtor herein shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Debtor shall default in the observance or performance of any material covenant contained in Articles 3 or 4 hereof and, in the case in a default capable of being cured, such default shall continue for five Business Days following receipt of notice thereof; or

(d) Debtor shall default in the observance or performance of any other material agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days following knowledge thereof by the Debtor; or

(e) (1) Debtor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor or Guarantor shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against Debtor or Guarantor any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) Debtor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) One or more judgments or decrees shall be entered against Debtor involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

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(g) any judicial decision, legislative or regulatory change or any change in Debtor’s right to conduct business results in a Material Adverse Effect or would, after the passage of time, be reasonably likely to result in a Material Adverse Effect; or

(h) liabilities and/or other obligations of Debtor whether as principal, guarantor, surety or other obligor, for the payment of any indebtedness which shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or shall not be paid when due or within any grace period for the payment thereof, or any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or as a consequence of the occurrence or continuation of any event or condition, Debtor becomes obligated to purchase or repay any indebtedness before its regularly scheduled maturity date; or

(i) any license, franchise, permit, right, approval or agreement of Debtor is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect (unless such license, franchise, permit, right, approval or agreement is renewed or obtained prior to the occurrence of a Material Adverse Effect);

then, and in any such event, (A) Lender may at its option, by written notice to the Debtor, declare the Loan (with accrued interest thereon) and all other amounts owing to Lender under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) Lender may and shall immediately exercise any and all other rights, remedies, and recourse available to it at law or in equity or under this Agreement and Note. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Amendments and Waivers, (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by a Party, shall in any event be effective unless the same shall be in writing and signed by the other Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.2 Limitation on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF OR ARISING OUT OF THE PERFORMANCE AND/OR BREACH OF ITS OBLIGATIONS HEREUNDER FOR ANY INDIRECT, INCIDENTAL OR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY THE OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THAT PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 6.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, or (b) if given by mail, three Business Days after deposited in the mails by certified mail, return receipt requested, postage prepaid, or (c) if delivered by reputable overnight air courier, on the next Business Day, or (d) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed.

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If to Debtor:

Att: Stewart Kantor

Full Spectrum Inc.

If to Lender:

Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection.

Section 6.4 No Waiver: Cumulative Remedies.

(a) No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

(b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 6.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor, the Lender, all future holders of the Note and their respective successors and assigns, except that a Party may not assign, transfer or delegate any of its rights or obligations under this Agreement or Note without the prior written consent of the other Party.

Section 6.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 6.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.9 Integration. This Agreement represents the agreement of the Debtor and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein.

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Section 6.10 Governing Law. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflict of laws thereunder.

Section 6.11 Submission to Jurisdiction; Waivers. Debtor hereby irrevocably and unconditionally;

(a) submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement to which it is a party, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

Section 6.12 Waivers of Jury Trial. EACH OF DEBTOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Debtor:
Full Spectrum Inc.

By:
Name: Stewart Kantor
Title: CEO

Lender:

By:

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